Exhibit 99.1

AXCELIS TECHNOLOGIES, INC. REITERATES Q2 2012 GUIDANCE

BEVERLY, Mass., May 24, 2012 — Axcelis Technologies, Inc. (Nasdaq: ACLS) reiterated its expectations for the second quarter of 2012, originally communicated in the Company’s first quarter earnings call on May 3, 2012.  Axcelis expects financial results for the quarter ending June 30, 2012 to include:

•	Revenue:	$60-70 million
•	Gross Margins:	Decline of 5-6 points from Q1 2012 level of 37.3%
•	Operating Expenses:	$25 million, excluding restructuring charges
•	Operating Loss:	($4 — 6) million
•	EPS:	($0.04-0.06)
•	Cash and Cash Equivalents:	Flat to slightly down from Q1 2012 level of $37.2 million

The Company also announced it will be attending the Craig-Hallum 9th Annual Institutional Investor Conference on May 30, 2012 in Minneapolis, Minnesota, and the Needham & Company Semiconductor Equipment Bus Tour on June 5, 2012 in Chelmsford, Massachusetts.

Axcelis Technologies, Inc. (Nasdaq: ACLS), headquartered in Beverly, Massachusetts, provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation and cleaning systems. For more information, visit the company’s website at: www.axcelis.com.

CONTACTS:

Maureen Hart (editorial/media) 978.787.4266

Jay Zager (financial community) 978.787.9408

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